Exhibit (g)(6)


                      FIRST AMENDMENT TO CUSTODIAN CONTRACT

         Amendment dated October 17, 2000, to the custodian contract, dated August 7, 2000, as amended, by and between State Street Bank and Trust Company (the "Custodian") and Scudder Money Market Trust, on behalf of each Portfolio/Series listed on Attachment I hereto (each a "Fund") (the "Custodian Contract").

         WHEREAS the Custodian serves as the custodian of each Fund's assets pursuant to the Custodian Contract;

         WHEREAS the Funds may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Funds (each, a "Repo Custodian") for the limited purpose of the Funds' engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

         WHEREAS the Funds may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Funds pursuant to the Custodian Contract for purposes of engaging in Tri-Party Repos; and

         WHEREAS the Custodian and the Funds desire to amend the Custodian Contract to permit the Custodian to make "free delivery" of cash and other assets of the Funds to Repo Custodians from time to time;

         NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custody Contract by adding the following provisions thereto:

         1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Custodian shall deliver cash and/or other assets of the Funds to any account identified on Schedule A to the Custody Contract, as amended from time to time, maintained for the Funds by a Repo Custodian, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Funds as a custodian of the Funds with respect to the cash or assets so delivered.

         2. The Funds may amend Schedule A from time to time to add or delete a Repo Custodian or change the identification of the account maintained by a Repo Custodian for the Funds by delivering Special Instructions (as defined herein) to the Custodian. The term Special Instructions shall mean written instructions executed by at least two officers of the Funds holding the office of Vice President or higher. In all other respects, each Custody Contract shall remain in full force and effect and the Custodian and the Funds shall perform their respective obligations in accordance with the terms thereof.

         EXECUTED to be effective as of the date set forth above.

                                    SCUDDER MONEY MARKET TRUST
                                    On behalf of
                                    Portfolios Listed on Attachment I


                                    By: /s/John Millette
                                        ---------------------------------

                                    Name: John Millette
                                    Title: Vice President


                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/Ronald E. Logue
                                        ----------------------------------------

                                    Name: Ronald E. Logue

                                    Title: Vice Chairman

                                  ATTACHMENT I
                                  ------------

                             Dated: October 17, 2000

                                       to

             Amendment dated October 17, 2000, to Custodian Contract
                           Of August 7, 2000, between
                     State Street Bank and Trust Company and
                           Scudder Money Market Trust


PORTFOLIO/SERIES                                              DATE OF CUSTODY
----------------                                              ----------------

Scudder Money Market Series                                   August 7, 2000

                                   SCHEDULE A
                                   ----------

                             Dated: October 17, 2000

                                       to

             Amendment dated October 17, 2000, to Custodian Contract
                           Of August 7, 2000, between
                     State Street Bank and Trust Company and
                           Scudder Money Market Trust
                 On behalf of Portfolios listed on Attachment I


TRI-PARTY REPO CUSTODIAN BANKS
------------------------------

Chase Manhattan Bank, N.A.

The Bank of New York





Authorized Signatures:

By:                                         By: /s/John Millette
   -------------------------                    -------------------------------



Title:                                      Title: Vice President
      ----------------------                       ----------------------------


Date:                                       Date: October 27, 2000
     -----------------------                      -----------------------------